UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 16, 2021

EVELO BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38473	46-5594527
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
620 Memorial Drive
Cambridge, Massachusetts 02139
(Address of principal executive offices) (Zip Code)
(617) 577-0300
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	EVLO	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On June 16, 2021, Evelo Biosciences, Inc. (the “Company”) entered into a Fourth Amendment (the “Fourth Amendment”) to a Loan and Security Agreement dated July 19, 2019 (the “Loan Agreement”) with each other borrower party thereto, each lender party thereto (the “Lenders”), K2 HealthVentures LLC, as administrative agent for the Lenders (the “Administrative Agent”), and Ankura Trust Company, LLC, as collateral agent for the Lenders, pursuant to which (i) the existing $15,000,000 third tranche commitment was replaced and superseded with a new $15,000,000 fourth tranche commitment, which is available to be funded on the Fourth Amendment Effective Date (as defined in the Fourth Amendment), (ii) the Lenders may convert up to $5,000,000 of outstanding principal of the Loans (as defined in the Loan Agreement) into shares of the Company’s common stock, (iii) the interest-only period is extended through February 2023, with the first amortization payment on March 1, 2023, (iv) prior to January 1, 2022, at the Company’s election, the amortization schedule can be adjusted to be based on a 30-month repayment period, and if so adjusted, upon final payment or prepayment of the loans, the Company must pay a final payment equal to 4.8% of the loans borrowed, and (v) at the Company’s election, the Company may prepay the loans, subject to a prepayment fee of 2% of the amount prepaid if such prepayment occurs no later than the 18-month anniversary of the Fourth Amendment Effective Date, or if the prepayment occurs after the 18-month anniversary of the Fourth Amendment Effective Date 1% of the amount prepaid. All of the other terms and conditions of the Loan Agreement remain unchanged and in full force and effect.

In addition, in connection with the entry into the Fourth Amendment, the Company also issued to K2 HealthVentures Equity Trust LLC, an affiliate of the Administrative Agent, a warrant to purchase up to 139,770 shares of the Company’s common stock, with an exercise price of $13.30 per share (the “Bank Warrant”). The Bank Warrant is exercisable immediately and expires on June 16, 2031, provided that, under certain circumstances, the Bank Warrant may terminate and expire earlier in connection with the closing of certain acquisition transactions involving the Company. The Bank Warrant provides that the holder thereof may elect to exercise the warrant on a net “cashless” basis at any time prior to the expiration thereof. The fair market value of one share of the Company’s common stock in connection with any cashless exercise shall be the closing price or last sale price per share of the Company’s common stock on a nationally recognized securities exchange, inter-dealer quotation system or over-the-counter market on which the Company’s common stock is traded on the business day immediately prior to the date the holder elects to exercise the Bank Warrant on a cashless basis.

The foregoing descriptions of the Fourth Amendment and the Bank Warrant are not complete and are qualified in their entirety by reference to the full text of the Fourth Amendment and the Bank Warrant, copies of which are filed as Exhibits 10.1 and 4.1, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 of this Current Report on Form 8-K regarding the Company’s direct financial obligation under the Fourth Amendment is incorporated into this Item 2.03 by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The description of the Bank Warrant and the issuance and sale of shares of the Company’s common stock thereunder set forth in Item 1.01 above is incorporated by reference into this Item 3.02. The Bank Warrant and the underlying shares of the Company’s common stock are being offered and sold in a private placement that is exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No	Description
4.1	Warrant to Purchase Common Stock, dated as of June 16, 2021, issued by Evelo Biosciences, Inc. to K2 HealthVentures Equity Trust LLC

10.1
Fourth Amendment, dated of June 16, 2021, to the Loan and Security Agreement by and among Evelo Biosciences, Inc. and the other borrowers party thereto, the lenders party thereto, K2 HealthVentures LLC, as administrative agent for such lenders, and Ankura Trust Company, LLC, as collateral agent for such lenders, dated July 19, 2019, as amended

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVELO BIOSCIENCES, INC.

Date: June 17, 2021	By:	/s/ Daniel S. Char
Daniel S. Char
General Counsel & Secretary